FINAL TRANSCRIPT

TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

Event Date/Time: Mar. 01. 2007 / 10:00AM ET

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

C O R P O R A T E   P A R T I C I P A N T S

Bob Higgins
Trans World Entertainment Corporation - Chairman, CEO

Jim Litwak
Trans World Entertainment Corporation - President, COO

John Sullivan
Trans World Entertainment Corporation - CFO, EVP

C O N F E R E N C E C A L L P A R T I C I P A N T S Joe Gomes McGinn Smith & Co. - Analyst

Mitchell Sacks Grand Slam - Analyst SooAnn Roberts Kaufman Bros. - Analyst Ian Corydon B. Riley & Company - Analyst Bob Melnick [Carrier] - Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen, and welcome to the fourth quarter and annual 2006 results conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will follow at that time. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded. I would now like to turn the conference over to your host today, Mr. Bob Higgins, Chairman and CEO. Please begin.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Thank you. Good morning, everyone. On the call with me today are Jim Litwak, our President and Chief Operating Officer, and John Sullivan, our Chief Financial Officer. Thank you for joining us today as we discuss our 2006 results.

Total sales in the fourth quarter increased 28% to $587 million, due to an increase in average store count associated with the Musicland acquisition and an additional week in 2006. Fourth-quarter comp store sales decreased 6%. For the fourth quarter, income before extraordinary gains was $33 million or $1.01 per share. The comparable quarterly income last year was $22 million or $0.71 per share.

Jim will now take you to the sales highlights for the fourth quarter and will recap the year's sales results. Jim?

Jim Litwak - Trans World Entertainment Corporation - President, COO

Thank you, Bob. Good morning. As Bob mentioned, our comparable store sales decreased 6% in the fourth quarter. Comparable store sales in our mall stores decreased 5% and were down 7% in our freestanding stores.

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Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

By category, our fourth-quarter comp sales were down 14% in music. Although DVD comp sales were flat in the quarter, total video was down 2% driven by the decline in VHS as we exit that business. Comp sales increased 4% in video games and increased 11% in our other categories, which include electronics, accessories, and boutique.

In music, we saw a poor performance in [new] releases as well as the continued decline of the category overall. Some titles are performed well during the quarter included Jay-Z's Kingdom Come, Eminem's Daria, Young Jeezy's The Inspiration, and the Beatles' Love. This compared with last year's lineup that included Jamie Foxx's Unpredictable; Mary J. Blige, The Breakthrough; Eminem's Curtain Call; Victoria [Spague's] [Duets]; and System of a Down's Hypnotize.

As we said earlier, DVD comp sales were flat in the quarter. Our top 50 represented 20% of total DVD sales for the quarter, and were down 21% from the previous year. Some titles that performed well for us during the quarter were Pirates of the Caribbean, Talladega Nights, Devil Wears Prada, Ice Age 2, and Cars. This compared to last year's 40-year-old Virgin, Wedding Crashers, Family Guy, Mr. and Mrs. Smith, Polar Express, and Star Wars III.

In the games category, Sony PlayStation 3 and Nintendo's Wii performed well. However there was not enough product to satisfy demand. Xbox 360 also performed well as we had adequate supply in its second year of release.

We're continuing the transformation of our business from one that was once dominated by music to one that is a full entertainment center for our customers.

Moving on to results for the full fiscal-year 2006, comparable store sales decreased 6%. Mall store sales decreased 5%, and freestanding stores decreased 9% on a comp store basis. Total sales increased 19% to $1.5 billion.

For the year, our comp sales in music were down 14% and represented 44% of our business, down from 54% in 2005. Comp sales in DVD increased 6% for the year. However comp sales for the total video category grew only 1% due to the declining VHS category. Video for the year was 37% of our business, up from 30% in 2005.

Comp sales in video games were up 4% and represented 8% of our business, up from 7% in '05. The other categories of electronics, accessories, and boutique comped up 8% for the year; and that represented 10% of our total business, up from 9% in 2005. Within this category, electronics and accessories performed well; while our trend boutique area declined on a comp basis as we reorganized and begin to remix that business during the year. This is a category that we see as having a great opportunity for improvement in 2007.

As we take a critical view of our business, the evolution from a music retailer to a full entertainment store continues to develop. Music continues to decline. Even though we had a greater market share than last year, it was not up to our expectations.

Video is growing. As we make room for expanded catalog we will see greater increases going forward.

The remix of boutique and continued expansion of the other growing business categories will provide real sales growth opportunities as we execute our plan. John will now take you through our financial results in more detail.

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

Thank you, Jim. Good morning. I will first address our quarterly results, and then turn to the annual results. For the fourth quarter, total sales were $586.7 million, a 28% increase from last year. We operated an average of just under 1,100 stores during the quarter compared to just under 800 stores in the fourth quarter of last year.

The gross margin rate for the quarter was 34.7% compared to 33% last year. The improvement in gross margin rate was due to better management of our major product lines and the leveraging of distribution expenses against the total sales increase.

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F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

For the fourth quarter, SG&A expenses as a percentage of sales were 23.3%, which is the same percentage as last year. SG&A dollars increased by $30 million or 28%, the same percentage increase as our total sales.

Interest expense was $1.4 million in the quarter, versus $1 million last year. That increase in expense was due to increased borrowings on our line of credit and higher interest rates.

Net income for the quarter was $36.4 million or $1.12 per diluted share. Our income before the extraordinary gain was $32.8 million or $1.01 per share.

For the fourth quarter of 2005, our net income was $20 million or $0.64 per share. Income before the cumulative effect of the change in accounting principle related to the adoption of FIN 47, which is accounting for conditional asset retirement obligations, was $22.3 million or $0.71 per share.

Moving on to the results for the full fiscal-year 2006, our total sales increased 19% to just under $1.5 billion. Our annual gross margin was 35.3%; that compares to 34.9% last year, an increase of 40 basis points. The increase in sales leveraged our distribution center costs by about 20 basis points. Improved gross margin management more than offset the shift in mix form music to video and video game categories.

SG&A expenses for the year as a percentage of sales were 32.8%; that compares to 31.7% in 2005, an increase of 110 basis points. The increase in rate was largely due to integration costs associated with the Musicland acquisition of approximately $8 million. In addition, there were increased training costs to strengthen our store selling culture at a cost of about $1 million. There was also a loss in leverage of expenses in our comp stores. SG&A dollars for 2006 increased almost $90 million or 23% over last year on a sales increase of 19%.

Interest expense was $5.5 million, which compares to $3 million last year. Our net income for fiscal 2006 was $10.2 million or $0.32 per share. The income before the extraordinary gain associated with the Musicland acquisition was $1.3 million or $0.04 per share.

Looking at our year-end 2006 balance sheet, we finished the year with cash balances of $119 million compared to $197 million last year. After the seasonal paydown of accounts to vendors, we will be borrowing against our line of credit by about $40 million.

Our year-end inventory position was $505 million. That is up from last year's $403 million. On a square foot basis, inventory was $85 a foot compared to $83 a foot last year. We expect our inventory to be under $83 a foot by the end of the first quarter.

We closed 134 stores in the fourth quarter, ending the year with 992 stores occupying 6 million square feet. We ended 2005 at 782 stores occupying 4.8 million square feet.

I will now turn it back to Bob to provide you with our outlook for 2007.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Thank you, John. In 2007, we will continue our transition towards becoming a total entertainment retailer. In our January call, I highlighted certain strategies with regard to this, including strengthening our brand with improved marketing; increasing sales in our core categories, while expanding beyond these product lines; improving our selling culture; and improving the in-store experience and visual presence. Let me briefly expand on this.

Our brand continues to grow with the rebranding of our freestanding stores to FYE. Currently, we have 680 FYE stores; and the majority of the remaining stores will be converted by the end of the second quarter.

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F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

Our expanded marketing efforts will include increased sponsorship activities and greater TV and radio advertising, particularly in the markets with a large number of rebranded FYE stores. We will extend the reach of a Backstage Pass, our customer loyalty program, increasing the membership count, and we will launch our capability to target market to these key customers by e-mail or in stores through our LVS system.

We are integrating our customer loyalty program with our customer interactivity program, so that our best customers will be our most interactive customers as well. We continue to build an interactive entertainment experience in stores and will supplement this with best-in-class customer service. Our LVS system will soon recognize Backstage Pass members and be able to make product recommendations to them.

We are very excited about the 25-store pilot program of in-store mix and burn CD burning and digital downloading stations. This program begins next week.

Soon all of our associates, including those in our support functions, will have been through training to better support our customers. We will continue to measure our performance in this area at the store level.

As to product lines, we will continue to tailor our lines to capture growth in our key categories and to add new lines more quickly. In the DVD category, we will better position this category in our stores to intensify our focus on catalog to continue to drive the business.

In video games, we will leverage growth in the PlayStation 3, the Wii, and Xbox 360 platforms, expanding into the handheld and accessory categories to bolster sales and ensure greater physical presence of product in the stores.

We will continue to dedicate increased floor space to electronics and accessories and will greatly expand offerings in boutique products including T-shirts, posters, and other items.

We are confident that these strategies, along with our efforts to shed unprofitable stores and lower our expenses, will improve our results. Yet given our trends and allowing for the execution of our strategies, we are still cautious in regard to sales.

We feel we can maintain our gross margin and reduce expenses to offset the softness in sales. Accordingly, we are managing our business in 2007 to a negative mid single digit comp for sales performance and a total sales decline of approximately 10% due to a lower average store count.

Our focus on gross margin improvement and expense reductions will result in a slightly positive earnings for the year. As our initiatives take hold and the growth categories overcome the declines in music, we will be able to leverage a lower expense structure to accelerate earnings.

I will close by adding that we remain committed to making FYE the preferred entertainment retailer. We continue to work tirelessly toward this end. In turn, we look forward to improved results and increasing returns to our shareholders.

I would like to thank you for your time this morning. Now I would like to open up the call to any questions.

Q U E S T I O N S A N D A N S W E R S

Operator

(OPERATOR INSTRUCTIONS) Joe Gomes from McGinn Smith & Co.

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F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

Joe Gomes - McGinn Smith & Co. - Analyst

I just wonder if you guys might be able to give me your plans for '07 in terms of opening and closing locations.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Basically, our plan for '07 is to really focus on our core stores, which is close to 1,000 stores today. It does not mean that we won't open any stores at all. In fact, early at the -- we opened the three Tower stores which we acquired in Philadelphia, Nashville, and Torrance.

But we want to be very selective this year in our openings and make sure that we definitely open stores that have good economic benefit for us immediately in year one. So we're going to be cautious on opening stores this year; so it is hard for us to give you a store count at this time.

Joe Gomes - McGinn Smith & Co. - Analyst

Okay. Also, I was wondering if you might have available for the fourth quarter what the percentage of the overall business each of the categories represented,

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

Yes, we just went -- Jim had just talked about that; but let me give it to you.

Joe Gomes - McGinn Smith & Co. - Analyst

He gave it for the year.

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

For the year? Okay. For the quarter, the total music category was 38% of the business. The video category was 41%. Games was just under 9%, which leaves I think about 11% in the other category.

Joe Gomes - McGinn Smith & Co. - Analyst

Okay, great. Thanks.

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

You know it's in the fourth quarter and it happens every year that video becomes a larger percentage.

Joe Gomes - McGinn Smith & Co. - Analyst

Right (multiple speakers).

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F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

Jim Litwak - Trans World Entertainment Corporation - President, COO

(multiple speakers) first [volume] for the quarter, though where video outperformed music in the quarter.

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

It was a greater percentage, (inaudible), which has a lot to do with the Suncoast influence.

Joe Gomes - McGinn Smith & Co. - Analyst

Right. Thanks.

Operator

Mitchell Sacks, Grand Slam.

Mitchell Sacks - Grand Slam - Analyst

I have a few questions. With respect to the comps, the 6% guidance comp for the fourth quarter, if you didn't have the extra week, what do you think that would have been? What would that have looked like?

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

The comp does not change because of the extra week. So there is no comp change whatsoever.

Mitchell Sacks - Grand Slam - Analyst

Okay. Then you mentioned, I think in the latter part of the call, that you're $40 million into your facility right now, at the end of your selling season. Where do you see that growing over the year?

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

Yes, to be completely accurate on that, we ended up with a cash balance. We had nothing outstanding on our revolver at year-end. But we paid down our holiday purchases shortly after that. So that we are in the line today at about $40 million.

I would expect to be about in that position at the end of the first quarter of this year. I think as we progress through the year, we will see that increase in the third quarter. But I will now more about that as we go through the year.

Mitchell Sacks - Grand Slam - Analyst

Then, in respect to the extraordinary gains you have been making, that all comes from the Musicland transaction; is that correct?

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

That's right.

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F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

Mitchell Sacks - Grand Slam - Analyst

So would you expect those to exist in your fiscal '08 which is, I guess, your calendar '07 year?

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

No, you have one year from the date of acquisition to finalize the purchase accounting.

Mitchell Sacks - Grand Slam - Analyst

Right.

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

We still have some outstanding issues to resolve on that acquisition. I would expect that certainly will be done and complete by the end of the first quarter. But whether or not there is an additional entry in Q1, I am not sure at this point.

Mitchell Sacks - Grand Slam - Analyst

So for fiscal '07, your calendar '06, you had essentially zero operating income. If you are shrinking your store base going into fiscal '08, do you start to have issues in terms of economies of scale from your distribution and everything in feeding the stores? How does that -- how do you get to slightly positive EPS with a smaller store base and shrinking sales?

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

You are closing -- as you close underperforming stores or unprofitable stores, they typically run at a higher expense ratio. So that helps your SG&A.

Then, as you look at the support structure for that store base, we look at that and we are constantly reviewing all areas of SG&A to bring that in line with the store base and with the sales volume, which should result in positive earnings this year.

Mitchell Sacks - Grand Slam - Analyst

Thank you.

Operator

(OPERATOR INSTRUCTIONS) SooAnn Roberts from Kaufman Bros.

SooAnn Roberts - Kaufman Bros. - Analyst

I just wanted to revisit the issue or the question rather on store closings. If I heard you correctly, you are guiding for sales down about 10% year-over-year. But you are saying that you can't give the store close count at this time. What is the underlying assumption behind this sales guidance then? Then I have another follow-up question.

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F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

First of all, we said we didn't give the store opening count.

SooAnn Roberts - Kaufman Bros. - Analyst

Oh, I apologize.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

We talked about store openings for the year, which we said we don't know what that is going to be at this time.

Jim Litwak - Trans World Entertainment Corporation - President, COO

I think a better way to describe it is -- what Bob said was we are going to be managing our business to a minus, a mid single digit comp, which would -- and an overall of 10% to make sure that we have got the expense structure in place that, based on that, will produce a positive earnings.

Then as the sales turn at some point, whether that -- it's just that it's -- with our experience so far over the last few quarters, I'm hard pressed to guide any higher sales performance. We will be putting ourselves in a position that when the sales do turn, that we will be able to leverage that expense structure.

SooAnn Roberts - Kaufman Bros. - Analyst

Okay. Just next going back to rebranding, I believe that on your last call you were talking about rebranding to FYE and had given some time within the next 12 months time frame. What is the thinking behind sort of accelerating this and getting this done by the end of the second quarter?

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

When we talked about that on the last quarter, we had given what we felt was a very comfortable date to get things done. As we look at it today, we will definitely be done with the majority of stores by the end of the second quarter. So there was no special acceleration, although we feel it is very positive to get that done as quickly as possible. But we have always felt that way.

SooAnn Roberts - Kaufman Bros. - Analyst

Thank you.

Operator

Ian Corydon from B. Riley & Co.

Ian Corydon - B. Riley & Company - Analyst

On the SG&A costs that you are taking out for the year, is that just primarily related to store closings and store support costs? Or are there are other initiatives to take cost out of your expense structure?

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Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

You pretty much hit it on the head. There will be expenses taken out for closing stores. There will be trimming the overhead to support the stores in the same relationship. Then we have always got initiatives going on from a general SG&A improvement point of view, to both lower costs in the distribution facility as well as the corporate overhead and field organization.

Ian Corydon - B. Riley & Company - Analyst

Okay. On the other category, it was nice to see the same store sales increase. But it seems like for this year and going forward, you're going to need significantly better increases in that category to offset some of your declining categories. Could you just talk about what kind of comp growth in the other side of the business you would view as a success for 2007?

Jim Litwak - Trans World Entertainment Corporation - President, COO

I think it pretty much follows the trend that we saw this past year, with one exception, which was the peak; and I will elaborate that on in a second. But on the DVD/high-def/Blu-ray piece of the business, we still see single digit comps going forward. That is pretty much consistent with what we saw this past year.

We have had tremendous success in the electronics and accessory piece of the business. We saw very strong double-digit comps throughout the whole year, including the fourth quarter. We see that continuing. We think we have laid a strong foundation for that. On the game piece of the business, the game part, it was only a single digit comp. We think that is going to get stronger as more availability of the new platforms bears some fruit for us; as well, there will be opportunity on the accessories side of the business and clearly on the used side of the business as well.

The other piece is boutique, which we are looking for a major turnaround this year. We have brought in the person who had been responsible for that. He was the lead merchant at Spencer's for 15 years. We are already seeing that start to pay off with a couple of key categories, though not in the total yet in terms of comp increase.

But we feel that we had begun to remix that business in that is going to have a very positive effect for us in '07.

Now, with the exception of music, and the boutique which we remixed last year, we had favorable comp growth in all the other categories. We feel that that is going to continue, with boutique turning itself around and as we still look at a decline in the music business.

Ian Corydon - B. Riley & Company - Analyst

Okay. What is the CapEx plan for the year?

John Sullivan - Trans World Entertainment Corporation - CFO, EVP

The CapEx for this year is planned at $35 million.

Ian Corydon - B. Riley & Company - Analyst

Thank you.

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F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

Operator

[Bob Melnick] from [Carrier].

Bob Melnick - [Carrier] - Analyst

A couple quarters ago, the Company was talking about anniversarying against easy music comps. It turns out, based on the numbers you presented, that music continues to stay very soft. There have been initial reports out by the music publishing companies that recorded music sales were down, the worst month ever in January. If I'm not mistaken, the number was something like 20%.

Can you talk a little bit about what Trans World is experiencing on music for January? Now I guess February is behind you; I don't know whether you have the data. But can you give some general indication about trends in that business?

Is there any reason to think that they're stabling stabilizing in that business, or does it continue to worsen, please? Thanks.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Yes, I will just give you my comments. This is Bob. Then maybe Jim wants to add something to this. First of all, we don't comment on our sales on a monthly basis; only quarterly. But your numbers are very accurate on the 20% that the industry experienced in January.

It was basically just a lack of product, very weak. As we talk to the major distributors in our business this year, they are looking forward to a fairly good new release schedule. However, it is not in the first quarter of this year.

I think first quarter is going to be a weak quarter in the music business. That would be true for us if the overall industry is down substantially also. So it has just been weak, but it's really been very product-related. Jim, you want to add to that?

Jim Litwak - Trans World Entertainment Corporation - President, COO

I agree. There were three big titles last year that came out the week of Christmas. They carried over into a decent January. Then like Bob said, the first quarter looks really tough in regards to new releases.

But understand that we are looking at music being difficult this next year and planning accordingly, as we really continue to remix the box and expand the other businesses. So we recognize that new releases can cause blips in the business accordingly. But still, music is a difficult business from a physical piece of product perspective.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

And I would not expect to see what you have seen as the January-February start sort of in the business to be an indicator of what is going to go on in the business for the rest of year. I think you'll see (multiple speakers).

Jim Litwak - Trans World Entertainment Corporation - President, COO

Yes, the overall consensus from the industry has been that it will probably be less than half of what we are seeing -- what you saw in January. So high single digits is where we are seeing the negative.

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F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

Bob Melnick - [Carrier] - Analyst

As an owner, one looks at this Company and says, you know, 35, 40% of your business is down 10% every year. There are very few instances of retailers that can outgrow that through other pieces of business. I would be curious to know if you can give some directional discussion about what the potential profitability is in your other and accessories business, particularly as you try to expand new categories.

No disrespect. You have spoken in previous conference calls about desire to be last man standing in CDs or DVDs. We can make our determination as investors as to whether that is a good or bad strategy. But sure, there are not that many people that are going into the business of selling recorded music and video on a retail basis.

That being said, I'm curious as to what your value-added is going forward and what your expectations are as you get into the T-shirts and poster business, which is something that is, frankly, very commodity-oriented and also subject to the same economic forces, i.e., selling versus online retailers.

I'm trying to figure out what the value-added strategy is of moving that direction. Maybe if you could help with some margin discussion, that would help comfort some of the owners.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

One thing -- I will just address the first thing and that is the music going down in sales. I'll let Jim talk to the other piece. As far as music going down in sales, I like to point out that we have picked up a fair amount and shifted it to other categories. In the year 2000, I think our sales were about 80% music. So when you look at that and say they are roughly -- to give a ballpark -- 40% today, we have shifted.

Maybe we have not shifted quite as quickly as we wanted to, to get it to a positive side on comps and the gross margin were we want it just yet. But we are heading definitely in that direction. So Jim, let me just --.

Jim Litwak - Trans World Entertainment Corporation - President, COO

Yes, I also want to talk a little bit about the margin issue, because clearly this past year was not a good year for music, yet we were able to grow our gross margin over the year before. So I think we were able to absorb some of that margin hit from music by our emphasis on some of these other businesses. I think that is one piece of it.

I think the other piece is that where we are going is not just a physical product store, but it's a full entertainment store that has both download abilities, has burn abilities through our mix and burn, has an online experience, because we have just created -- we just redid our online site, FYE.com, and went to a new host. We're seeing some nice results in regards to that.

As well as expanding these other businesses like electronics and accessories. On the boutique side, I am going to push a little bit on you, Bob, in regards to that. Because I think that by being a full entertainment store, and the customer who does like to feel and touch boutique products, because you can't download a T-shirt, I think in regards to that, if we could create compelling stories that surround all of our product together and make strong statements, we are going to be successful.

Bob Melnick - [Carrier] - Analyst

We shall see. You guys did $1.5 billion last year in volume and you made $1 million.

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F I N A L   T R A N S C R I P T

Mar. 01. 2007 / 10:00AM, TWMC - Q4 2006 Trans World Entertainment Corp. Earnings Conference Call

Jim Litwak - Trans World Entertainment Corporation - President, COO

We are well aware of that.

Operator

I'm showing no further questions at this time.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Okay, I would like to thank everybody for their time this morning. We look forward to talking to you at the end of our first quarter. Thank you very much.

Operator

Ladies and gentlemen, thank you for your participation in today's conference. This does conclude the conference. You may now disconnect.

Bob Higgins - Trans World Entertainment Corporation - Chairman, CEO

Thank you, Sean.

Operator

Thank you, sir.

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